UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	83-0205516
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY	82501
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement
file number to which this form relates:                                 N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                None

Securities to be registered pursuant to Section 12(g) of the Act:

           Preferred Stock Purchase Rights

ITEM 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant has amended the Rights Agreement by modifying Section 23 of the Rights Agreement. The Rights Agreement, as amended, is filed as an exhibit to this Form 8-A/A. For a summary description of the principal features of the Rights Agreement, see the Form 8-AS filed on September 20, 2001.

ITEM 2. EXHIBITS.

4.1 Rights Agreement, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto and duly authorized.

U.S. ENERGY CORP.

Dated: November 17, 2005	By:	/s/Robert Scott Lorimer
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	NAME OF ITEM

4.1	Rights Agreement, as amended.